UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2014

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information
Item 2.02    Results of Operations and Financial Condition.
On August 6, 2014, Compass Diversified Holdings and Compass Group Diversified Holdings LLC (NYSE: CODI) (collectively “CODI”) issued a press release announcing its consolidated operating results for the three and six months ended June 30, 2014. A copy of the press release is furnished within this report as Exhibit 99.1.

Section 9 Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.
99.1    CODI Press Release dated August 6, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2014	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2014	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer

Exhibit 99.1

Compass Diversified Holdings Ryan J. Faulkingham Chief Financial Officer 203.221.1703 ryan@compassequity.com	Investor Relations and Media Contacts: The IGB Group Leon Berman / Michael Cimini 212.477.8438 / 212.477.8261 lberman@igbir.com / mcimini@igbir.com

Compass Diversified Holdings Reports Second Quarter 2014
Financial Results

Generates Cash Flow Available for Distribution and Reinvestment of $12.5 Million

Westport, Conn., August 6, 2014 - Compass Diversified Holdings (NYSE: CODI) (“CODI,” “we,” “our” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended June 30, 2014.

Second Quarter 2014 Highlights

•	Generated Cash Flow Available for Distribution and Reinvestment ("CAD" or "Cash Flow") of $12.5 million for the second quarter of 2014;

•	Reported net income of $12.3 million for the second quarter of 2014;

•	Paid a second quarter 2014 cash distribution of $0.36 per share in July 2014, bringing cumulative distributions paid to $11.0352 per share since CODI’s IPO in May of 2006; and

•	Executed a credit agreement for $725 million in new debt financing.

“During the second quarter, we continued to generate predictable and strong free cash flow across both our niche industrial businesses and our branded consumer businesses,” stated Alan Offenberg, CEO of Compass Diversified Holdings. “In particular, Ergobaby and CamelBak each reported double-digit revenue and operating income growth in the second quarter. Additionally, American Furniture maintained its positive sales momentum, having now posted double-digit revenue growth in each of the past four quarters.”

Mr. Offenberg added, “As we leveraged the leadership position and comparative financial strength of our subsidiaries to increase their relative market share, we further enhanced our financing flexibility. Specifically, we secured $725 million in new debt financing in the quarter, expanding our overall debt capacity under favorable terms and pricing. We also partially divested our interest in FOX last month through a public share offering that generated net proceeds for CODI of approximately $65.5 million.

Importantly, we have maintained the potential for additional upside due to our continuing ownership in FOX. Going forward, we remain focused on utilizing our substantial liquidity to reinvest in our current subsidiaries and enhance their future performance while aggressively pursuing select platform and add-on acquisition opportunities that are accretive to Cash Flow.”

Operating Results
CODI reported Cash Flow (see note regarding use of Non-GAAP Financial Measures below) of $12.5 million for the quarter ended June 30, 2014, as compared to $23.5 million for the prior year comparable quarter. CODI’s weighted average number of shares outstanding for both the quarter ended June 30, 2014 and June 30, 2013 was approximately 48.3 million.

Cash Flow for the second quarter of 2014 reflects year-over-year growth in the Company’s Ergobaby and CamelBak businesses as well as positive contributions from the Company’s American Furniture Manufacturing business, offset by the Company’s Liberty Safe business. In the second quarter of 2014, CODI recorded an inventory charge of $1.6 million at its Liberty subsidiary, largely reflecting reduced year-over-year demand for Liberty’s import product. Additionally, Cash Flow for the second quarter of 2014 excluded results from the Company’s FOX subsidiary, which completed its initial public offering (“IPO”) on August 13, 2013.

For the six month period ended June 30, 2014, CODI reported Cash Flow of $27.1 million, as compared to $44.3 million for the six months ended June 30, 2013. CODI’s weighted average number of shares outstanding for the six month periods ended June 30, 2014 and June 30, 2013 was approximately 48.3 million.

CODI’s Cash Flow is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. However, Cash Flow excludes the gains from monetizing interests in CODI’s subsidiaries, which have totaled more than $270 million since going public in 2006.

Net income for the quarter ended June 30, 2014 was $12.3 million, as compared to net income of $2.0 million for the quarter ended June 30, 2013. During the second quarter of 2013, CODI recorded a non-cash expense of $8.9 million related to the Company’s Supplemental Put Agreement, which was terminated in July 2013.

For the six month period ended June 30, 2014, CODI reported net income of $19.7 million, as compared to net income of $5.6 million for the six months ended June 30, 2013.

Liquidity and Capital Resources
As of June 30, 2014, CODI had approximately $115.3 million in cash and cash equivalents, $325 million outstanding on its term loan facility and no outstanding borrowings under its revolving credit facility. The Company’s FOX subsidiary had $45.4 million outstanding on its term loan facility and no outstanding borrowings on its $60 million revolving credit facility. The Company has no significant debt maturities until 2019 and had borrowing availability of approximately $388 million at June 30, 2014 under its revolving credit facility.

On June 6, 2014, CODI signed a credit agreement for a revolving credit facility totaling $400 million and a term loan facility in the amount of $325 million. The two facilities combined for $725 million in new debt financing and replaced the Company’s previous revolving credit facility and term loan facility.

Subsequent to the quarter ended June 30, 2014, CODI sold a total of 4,466,569 shares of FOX common stock in a public offering of shares held by CODI and certain other FOX shareholders at a price of $15.50 per share. Upon completion of the offering, CODI received total net proceeds of approximately $65.5 million and its ownership in FOX was lowered from approximately 53% to a non-controlling interest of 41%, or 15,108,718 shares of FOX’s common stock. As a result of this offering, CODI expects to deconsolidate FOX from its consolidated financial reporting beginning in the quarter ending September 30, 2014.

Second Quarter 2014 Distribution
On July 10, 2014, CODI’s Board of Directors declared a second quarter distribution of $0.36 per share. The cash distribution was paid on July 30, 2014 to all holders of record as of July 23, 2014. Since its IPO in May of 2006, CODI has paid a cumulative distribution of $11.0352 per share.

Conference Call
Management will host a conference call on Thursday, August 7, 2014 at 9:00 a.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (855) 212-2368 and the dial-in number for international callers is (315) 625-6886. The access code for all callers is 75588632. A live webcast will also be available on the Company's website at www.compassdiversifiedholdings.com.

A replay of the call will be available through August 14, 2014. To access the replay, please dial (855) 859-2056 in the U.S. and (404) 537-3406 outside the U.S., and then enter the access code 75588632.

Note Regarding Use of Non-GAAP Financial Measures
CAD, or Cash Flow, is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain and increase quarterly distributions. A number of CODI’s businesses have seasonal earnings patterns. Accordingly, the Company believes that the most appropriate measure of its performance is over a trailing or expected 12-month period. We have reconciled CAD, or Cash Flow, to Net Income and Cash Flow Provided by Operating Activities on the Attached Schedules. We consider Net Income and Cash Flow Provided by Operating Activities to be the most directly comparable GAAP financial measures to CAD, or Cash Flow.

About Compass Diversified Holdings (“CODI”)
CODI owns and manages a diverse family of established North American middle market businesses. Each of its current subsidiaries is a leader in its niche market.

CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its shareholders.

Our seven majority-owned subsidiaries are engaged in the following lines of business:

•	The manufacture of quick-turn, prototype and production rigid printed circuit boards (Advanced Circuits, www.advancedcircuits.com);

•	The design and manufacture of promotionally priced upholstered furniture (American Furniture Manufacturing, www.americanfurn.net);

•	The design and manufacture of medical therapeutic support surfaces and other wound treatment devices (Anodyne Medical Device, also doing business and known as Tridien Medical, www.tridien.com);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies, www.arnoldmagnetics.com);

•	The design and manufacture of personal hydration products for outdoor, recreation and military use (CamelBak Products, www.camelbak.com);

•	The design and marketing of wearable baby carriers, strollers and related products (Ergobaby, www.ergobaby.com); and

•	The design and manufacture of premium home and gun safes (Liberty Safe, www.libertysafe.com).

In addition, we own approximately 41% of the common stock of Fox Factory Holding Corp. (“FOX”, Nasdaq: FOXF), a former subsidiary business that completed its initial public offering in August 2013. FOX, www.ridefox.com, designs and manufactures high-performance suspension products primarily for mountain bikes, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles.

To find out more about Compass Diversified Holdings, please visit www.compassdiversifiedholdings.com.

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as "believes," "expects," "projects," and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the Securities and Exchange Commission for the year ended December 31, 2013 and other filings with the Securities and Exchange Commission. CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Compass Diversified Holdings Condensed Consolidated Balance Sheets

	June 30,	December 31,
(in thousands)	2014	2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$115,349	$113,229
Accounts receivable, less allowance of $4,236 and $3,424	137,215	111,736
Inventories	166,723	152,948
Prepaid expenses and other current assets	23,766	21,220
Total current assets	443,053	399,133
Property, plant and equipment, net	70,470	68,059
Goodwill	258,717	246,611
Intangible assets, net	331,121	310,359
Deferred debt issuance costs, net	13,227	8,217
Other non-current assets	12,852	12,534
Total assets	$1,129,440	$1,044,913

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$113,083	$118,129
Due to related party	4,399	4,528
Current portion, long-term debt	5,750	2,850
Other current liabilities	4,760	4,623
Total current liabilities	127,992	130,130
Long-term debt	359,986	280,389
Deferred income taxes	57,658	60,024
Other non-current liabilities	23,483	5,435
Total liabilities	569,119	475,978
Stockholders' equity
Trust shares, no par value, 500,000 authorized; 48,300 shares issued and outstanding at 6/30/14 and 12/31/13	725,453	725,453
Accumulated other comprehensive income	788	693
Accumulated deficit	(276,800)	(252,761)
Total stockholders' equity attributable to Holdings	449,441	473,385
Noncontrolling interests	110,880	95,550
Total stockholders' equity	560,321	568,935
Total liabilities and stockholders’ equity	$1,129,440	$1,044,913

Compass Diversified Holdings Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended		Six Months Ended
(in thousands, except per share data)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Net sales	$269,084	$245,775	$515,132	$487,342
Cost of sales	186,542	168,418	356,238	333,612
Gross profit	82,542	77,357	158,894	153,730
Operating expenses:
Selling, general and administrative expense	48,080	40,994	94,253	82,203
Supplemental put expense	—	8,912	—	15,308
Management fees	5,023	4,434	9,758	8,750
Amortization expense	7,678	7,444	15,027	15,074
Impairment expense	—	900	—	900
Operating income	21,761	14,673	39,856	31,495

Other income (expense):
Interest expense, net	(4,810)	(4,188)	(9,382)	(9,527)
Amortization of debt issuance costs	(583)	(526)	(1,153)	(1,011)
Loss on debt extinguishment	(2,143)	(1,785)	(2,143)	(1,785)
Other income (expense), net	106	(343)	290	(16)
Income before income taxes	14,331	7,831	27,468	19,156
Provision for income taxes	2,012	5,875	7,776	13,574
Net income	12,319	1,956	19,692	5,582
Less: Net income attributable to noncontrolling interest	6,600	2,525	9,314	4,557
Net income (loss) attributable to Holdings	$5,719	$(569)	$10,378	$1,025

Basic and fully diluted income (loss) per share	$0.11	$(0.01)	$0.19	$0.02

Basic and fully diluted weighted average number of shares outstanding	48,300	48,300	48,300	48,300

Cash distributions declared per share	$0.36	$0.36	$0.72	$0.72

Compass Diversified Holdings Condensed Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended
(in thousands)	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net income	$19,692	$5,582
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	24,534	23,124
Impairment expense	—	900
Unrealized (gain) loss on interest rate and foreign currency derivatives	273	(481)
Loss on debt extinguishment	2,143	1,785
Amortization of debt issuance costs and original issue discount	1,699	1,666
Supplemental put expense	—	15,308
Noncontrolling stockholders charges	2,969	2,312
Excess tax benefit on stock-based compensation	(1,662)	—
Deferred taxes	(2,935)	(1,573)
Other	228	46
Changes in operating assets and liabilities, net of acquisition:
Increase in accounts receivable	(24,105)	(26,148)
Increase in inventories	(5,056)	(15,843)
Increase in prepaid expenses and other current assets	(3,389)	(3,667)
Payment of profit allocation	—	(5,603)
Increase (decrease) in accounts payable and accrued expenses	(3,071)	24,991
Net cash provided by operating activities	11,320	22,399
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(43,014)	—
Purchases of property and equipment	(7,601)	(9,008)
Payment of interest rate swap	(996)	—
Proceeds from sale leaseback transaction	—	4,372
Other investing activities	29	272
Net cash used in investing activities	(51,582)	(4,364)
Cash flows from financing activities:
Net borrowing of debt	81,000	21,650
Distributions paid	(34,776)	(34,776)
Net payments related to noncontrolling interest	1,750	(3,090)
Debt issuance costs	(7,370)	(1,843)
Excess tax benefit on stock-based compensation	1,662	—
Other	(35)	(69)
Net cash provided by (used in) financing activities	42,231	(18,128)
Foreign currency impact on cash	151	(300)
Net increase (decrease) in cash and cash equivalents	2,120	(393)
Cash and cash equivalents — beginning of period	113,229	18,241
Cash and cash equivalents — end of period	$115,349	$17,848

Compass Diversified Holdings Condensed Consolidated Table of Cash Flows Available for Distribution and Reinvestment (unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income	$12,319	$1,956	$19,692	$5,582
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,549	11,513	24,534	23,124
Impairment expense	—	900	—	900
Amortization of debt issuance costs and original issue discount	835	821	1,699	1,666
Unrealized loss on derivatives	181	(96)	273	(481)
Loss on debt extinguishment	2,143	1,785	2,143	1,785
Excess tax benefit from subsidiary stock options (1)	(601)	—	(1,662)	—
Supplemental put expense	—	8,912	—	15,308
Noncontrolling stockholders charges	1,604	1,011	2,969	2,312
Other	281	117	228	46
Deferred taxes	(2,341)	(716)	(2,935)	(1,573)
Changes in operating assets and liabilities	(9,610)	(23,930)	(35,621)	(26,270)
Net cash provided by operating activities	17,360	2,273	11,320	22,399
Plus:
Unused fee on revolving credit facility (2)	574	529	1,174	1,174
Excess tax benefit from subsidiary stock options (1)	601	—	1,662	—
Other	43	—	96	—
Changes in operating assets and liabilities	9,610	23,930	35,621	26,270
Less:
Maintenance capital expenditures (3)	3,539	3,190	6,643	5,536
FOX CAD (4)	11,545	—	15,039	—
Payment on swap	501	—	996	—
Other	70	71	70	—
Estimated cash flow available for distribution and reinvestment	$12,533	$23,471	$27,125	$44,307

Distribution paid in April 2014/2013			$17,388	$17,388
Distribution paid in July 2014/2013	$17,388	$17,388	17,388	17,388
	$17,388	$17,388	$34,776	$34,776

(1)	Represents the non-cash excess tax benefit at FOX related to the exercise of stock options.

(2)	Represents the commitment fee on the unused portion of the Revolving Credit Facility.

(3)
Excludes growth capital expenditures of approximately $0.5 million and $1.0 million for the three months ended June 30, 2014 and 2013, and $1.0 million and $3.5 million for the six months ended June 30, 2014 and 2013.

(4)
Represents FOX CAD subsequent to the IPO date. For the six months ended June 30, 2014, the amount includes approximately $23.1 million of EBITDA, less: $3.6 million of cash taxes, $1.9 million of management fees, $2.2 million of maintenance capital expenditures and $0.3 million of interest expense. For the quarter ended June 30, 2014, the amount includes approximately $15.5 million of EBITDA, less: $1.4 million of cash taxes, $1.0 million of management fees, $1.3 million of maintenance capital expenditures and $0.3 million of interest expense.